                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             WORLD WIDE INVESTMENT TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                _                                  _
               |        ______________________      |
FORMULA:       |       |                            |
               |  /\ n |      ERV                   |
          T  = |    \  |   ---------                |  - 1
               |     \ |       P                    |
               |      \|                            |
               |_                                  _|

         T   = AVERAGE ANNUAL TOTAL RETURN
         n   = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P   = INITIAL INVESTMENT

                                                     (A)
  $1,000        ERV AS OF         NUMBER OF    AVERAGE ANNUAL
INVESTED - P    31-Mar-97         YEARS - n   TOTAL RETURN - T
------------    ---------         ---------   ----------------
31-Mar-96      $  968.70              1          -3.13%

31-Mar-92      $1,375.50           5.00           6.58%

31-Mar-87      $1,793.60          10.00           6.02%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)


                _                                  _
               |        ______________________      |
FORMULA:       |       |                            |
               |  /\ n |      EV                    |
          t  = |    \  |   ---------                |  - 1
               |     \ |       P                    |
               |      \|                            |
               |_                                  _|

                        EV
         TR  =     ----------     - 1
                        P


    t  = AVERAGE ANNUAL TOTAL RETURN
         (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P  = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                     (C)                           (B)
   $1,000       EV AS OF            TOTAL         NUMBER OF    AVERAGE ANNUAL
INVESTED - P    31-Mar-97        RETURN - TR      YEARS - n   TOTAL RETURN - t
------------    ---------        -----------      ---------   ----------------
31-Mar-96      $1,016.10           1.61%             1           1.61%

31-Mar-92      $1,395.50          39.55%             5           6.89%

31-Mar-87      $1,793.60          79.36%         10.00           6.02%

(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

                    TOTAL         (D)   GROWTH OF              (E)   GROWTH OF          (F)   GROWTH OF
INVESTED - P     RETURN - TR     $10,000 INVESTMENT - G     $50,000 INVESTMENT-G     $100,000 INVESTMENT - G
------------     -----------     ----------------------     --------------------     -----------------------
31-Oct-83         268.53             $36,853                      $184,265                 $368,530
